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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 1996 relating to the financial statements of KCAL Broadcasting Group which appears in the Registration Statement (No. 333-06241) on Form S-3 filed by Young Broadcasting Inc. We also consent to the application of such report to the Financial Statement Schedule appearing on page S-7 of the Registration Statement (No. 333-06241) on Form S-3 filed by Young Broadcasting Inc. when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of the Registration Statement (No. 333-06241) on Form S-3 filed by Young Broadcasting Inc.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Los Angeles, California
September 25, 1996